Exhibit 15



November 14, 1995


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 21, 1995, July 25, 1995 and October 25, 1995
(issued pursuant to the provisions of Statement on Auditing Standards
No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about November 14, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP